Exhibit 10.1

SECOND AMENDMENT TO TRANSACTION DOCUMENTS

This SECOND AMENDMENT TRANSACTION DOCUMENTS (this “Amendment”), is entered into this 14th day of March 2017, (the “Execution Date”) by and among Aura Systems, Inc., a Delaware corporation (the “Company”), and those other persons who have signed the signature page hereto (the “Signatories”), with reference to that certain Securities Purchase Agreement dated May 7, 2013 (as amended, the “Purchase Agreement”) by and among the Company and the Buyers (as that term is defined in the Purchase Agreement). Capitalized terms not defined herein that are defined in the Purchase Agreement shall have the meaning ascribed to them in the Purchase Agreement.

WHEREAS, on or about January 30, 2017 the Company and the Signatories entered into that certain First Amendment Transaction Documents agreement by which the parties agreed to amend the Transaction Documents, including without limitation, the Purchase Agreement; and

WHEREAS, the Company desires to further amend the Purchase Agreement as set forth herein; and

WHEREAS, pursuant to Section 11.11 of the Purchase Agreement, any amendment to the Purchase Agreement made by an instrument in writing signed by the Company and the Required Buyers shall be binding on all Buyers and holders of Securities, provided that such amendment applies to all of the holders of the Securities then outstanding; and

WHEREAS, the Signatories hold or have the right to acquire at least seventy-five percent (75%) of the Conversion Shares and the Warrant Shares on a fully-diluted basis and therefore constitute the Required Buyers; and

WHEREAS, the Signatories have agreed to amend the Purchase Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally hound, the Company and the Required Buyers hereby agree that the Purchase Agreement is, and hereby arc, as of and at the Execution Date, amended as follows:

1. Amendments to Purchase Agreement. Section 5.6 of The Purchase Agreement is hereby as amended to read in its entirety as follows:

5.6. Stockholder Meeting. The Company shall provide each stockholder entitled to vote at a special or annual meeting of stockholders of the Company (the “Stockholder Meeting”), with a proxy statement, soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions (the “Resolutions”) to (i) to elect a new board of at least five (5) directors; (ii) to approve an amendment to the Certificate of Incorporation to effect up to a 1-for-7 reverse stock split of the Common Stock (such reverse stock split is referred to herein as the “Authorized Reverse Split”); and (iii) if, and to the extent required by Applicable Law, to approve the issuances granted to the Buyer hereunder (the affirmative approval of the Resolution being referred to herein as the “Stockholder Approval”), and the Company shall use its best efforts to solicit its stockholders’ approval of the Resolutions, In connection therewith, the Company shall be obligated to (a) cause a preliminary proxy statement relating to the Resolutions and the Stockholder Meeting to be filed with the SEC by no later than April /0, 2017, and (b) hold the Stockholder Meeting promptly following the mailing of the definitive proxy statement.

IN WITNESS WHEREOF, the Signatories and the Company have each caused this Second Amendment Transaction Documents to the duly executed as of the Execution Date set forth above.

COMPANY:

AURA SYSTEMS, INC.

By:	/s/ Melvin Gagerman
Melvin Gagerman
Chief Executive Officer

SIGNATORIES:

RBC Capital Markets LLC Cust FBO Bruce M. Dresner IRA

By:	/s/ Bruce M. Dresner
Bruce M. Dresner

Robert T. Lempert

By:	/s/ Robert T. Lempert
Robert T. Lempert

LPD Investments, Ltd

By:	/s/ Peter Dalrymple
Peter Dalrymple
G.P.

Kenmont Capital Partners, L.P.

By:	/s/ Donald R. Kendall, Jr.
Donald R. Kendall, Jr.
Managing Director

Keith Guenther

By:	/s/ Keith Guenther
Keith Guenther